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Exhibit 16

LETTER FROM STEFANOU & COMPANY, LLP





                             Stefanou & Company, LLP
                                McLean, Virginia


                                                                  April 12, 2002


Securities and Exchange Commission
Washington, DC  20549

Re: Victor Ebner Enterprises, Inc.
File No. 000-31205

Dear Sir or Madam:

     We have read Item 4 of the Form 8-K of Victor Ebner Enterprises, Inc. dated April 12, 2002 and agree with the statements relating only to Stefanou & Company, LLP contained therein.


                           /s/ STEFANOU & COMPANY, LLP
                               STEFANOU & COMPANY, LLP